EXHIBIT 4.1




                                RIGHTS AGREEMENT


             RIGHTS AGREEMENT, dated as of December 31, 1995, between SIGCORP, INC., an Indiana corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").
             In accordance with the Indiana Business Corporation Act, the Board of Directors of the Company has authorized and declared that after December 31, 1995 each Share (as hereinafter defined) of the Company issued and outstanding shall carry with it one share purchase right (a "Right"), each Right representing the right to purchase 1/100th of one additional Share, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11 hereof) with respect to each Share that shall become outstanding between December 31, 1995 and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).
             Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

             Section 1.  Certain Definitions.  For purposes of this
Agreement, the following terms have the meanings indicated:
             (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates
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and Associates (as hereinafter defined) of such Person, shall be the Beneficial
Owner (as hereinafter defined) of 10% or more of the Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any Person or entity organized, appointed established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan.
             No Person shall become an "Acquiring Person" either (x) as the result of an acquisition of Shares by the Company which, by reducing the number of Shares outstanding, increases the proportionate number of Shares beneficially owned by such Person to 10% or more of the Shares then outstanding; provided, however, that if (x) a Person becomes the Beneficial Owner of 10% or more of the Shares then outstanding by reason of Share purchases by the Company and shall, after such Share purchases by the Company, become the Beneficial Owner of any additional Shares, then such Person shall be deemed to be an "Acquiring Person," or (y) if the Board of Directors of the Company determines in good faith that a person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

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             (b)  "Affiliate"  and  "Associate"  shall have the  respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on April 1, 1995 (the "Exchange Act").
            (c)   A Person shall be deemed the "Beneficial Owner" of
and shall be deemed to "beneficially own" any securities:
                      (i) which such Person or any of such Person's
         Affiliates or Associates beneficially owns, directly or
         indirectly;
                      (ii) which such Person or any of such Person's Affiliates
         or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of,
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         or to  beneficially  own,  any  security  if the agreement, arrangement or understanding to vote such security  (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
                     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any
         agreement,   arrangement   or   understanding   (other  than  customary
         agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.
                  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
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             (d) "Business Day" shall mean any day other than a Saturday, a
Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
             (e) "Close of  Business"  on any given  date  shall mean 5:00
P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
             (f) "Distribution Date" shall have the meaning set forth in Section 3 hereof.
             (g) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.
             (h) "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.
             (i) "Redemption Date" shall have the meaning set forth in Section 7 hereof.
             (j) "Share" or "Shares" when used with reference to the Company shall mean a share or shares of Common Stock, without par value, of the Company. (Unless the context otherwise requires, "Shares" as used herein shall mean Shares of the Company). "Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person, or the equity securities or other equity interest having power to control or direct the management of such Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
            (k) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.
            (l) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise specified herein, "Subsidiary" means a Subsidiary of the Company.
             Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be binding on the Rights Agent.

             Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of, any such co-Rights Agent.

             Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of

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the Company's Board of Directors) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the Close of Business on the earlier of such dates being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of such Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send, at the Company's expense) by first-class, postage-prepaid mail, to each record holder of Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one

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Right for each Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
             (b) Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date), the surrender for transfer or cancellation of any certificate for Shares of the Company outstanding shall also constitute the transfer or cancellation, as the case may be, of the Rights associated with the Shares represented thereby.
             (c) Certificates for Shares of the Company which become outstanding (including, without limitation, reacquired Shares referred to in the last sentence of this paragraph (c)) after January 1, 1996 but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between SIGCORP, Inc. and Continental Stock Transfer & Trust Company, dated as of December 31, 1995 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of SIGCORP, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. SIGCORP, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, including Affiliates or Associates thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with
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the Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Shares represented thereby. In the event that the Company purchases or acquires any of its Shares after December 31, 1995 but prior to the Distribution Date, any Rights associated with such Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Shares which are no longer outstanding.

             Section  4.  Form  of  Right   Certificates.   (a)  The  Right
Certificates (and the form of election to purchase Shares and the form of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates shall be in a machine printable format and a form reasonably satisfactory to the Rights Agent. Subject to the provisions of
Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one-hundredths of a Share as shall be set forth therein at the price per one one-hundredth of a Share set forth therein (the "Purchase Price"), but the amount and type of securities
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purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein. The Right Certificates, whenever distributed, shall be dated as of December 31, 1995, and shall show the date of countersignature.
             (b) Any Right  Certificate  issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Right Certificate are or
         were beneficially owned by a Person who was or became
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         an  Acquiring Person or an  Affiliate  or an Associate of an Acquiring
         Person   (as  such  terms  are   defined  in  the  Rights   Agreement).
         Accordingly, this Right Certificate and the Rights represented hereby are or may become null and void.

             The Company shall instruct the Rights Agent in writing of the Right Certificates which should be so legended and shall supply the Rights Agent with such legended Right Certificates.

             Section  5.  Countersignature  and  Registration.   The  Right
Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, any of its Vice Presidents or its Treasurer either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by its Secretary or Assistant Secretary, either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent, which need not be the same authorized signatory for all of the Right Certificates, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right
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Certificate, shall be a proper officer of the Company to sign such Right
Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
             Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal corporate trust office, books for registration of transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

             Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be
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transferred, split up, combined or exchanged, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, at the principal corporate trust office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment, by the holder of a Right Certificate, of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
             Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

             Section 7.  Exercise of Rights; Purchase Price;
Expiration Date of Rights.  (a)  Subject to Sections 7(e) and
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9(b) hereof, the registered holder of any Right Certificate may exercise the
Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal corporate trust office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price for the total number of one one-hundredths of a Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on December 31, 2005 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof.
             (b) The Purchase Price for each one one-hundredth of a Share pursuant to the exercise of a Right shall initially be $.65, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
             (c)  Upon   receipt  of  a  Right   Certificate   representing
exercisable Rights with the form of election to purchase duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, and accompanied by payment
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of the Purchase Price for the Shares to be purchased (and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash, or by certified check or cashier's check payable to the order of the Company), the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Shares certificates for the number of Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company in its sole discretion shall have elected to deposit the Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Share as are to be purchased (in which case certificates for the Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Shares in accordance with Section 14 hereof, (iii) when appropriate, requisition from the Company the amount of cash, property or securities to be paid in lieu of Shares in accordance with Section 11(a)(iii) hereof, (iv) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (v) when appropriate, after
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receipt,  deliver such cash,  property or securities to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price may be made (x) in cash or by certified bank check or bank draft payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per share of Shares at the Close of Business on the Business Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Shares) of the Company, pay cash and/or distribute other property pursuant to
Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.
            (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14 hereof.
            (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date and the shares Acquisition Date

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(i) beneficially owned by an Acquiring Person or an Associate or Affiliate of an
Acquiring Person, (ii) transferred by an Acquiring Person (or any such Associate or Affiliate) after the Acquiring Person becomes such, or (iii) transferred by an Acquiring Person (or any such Associate or Affiliate) prior to or concurrently with the Acquiring Person becoming such and if the transferee receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall, from and after the first occurrence of any event described in Section 11(a)(ii)(A), (B)
or (C) or the first sentence of Section 13, become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.
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             (f)   Notwithstanding   anything  in  this  Agreement  to  the
contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

              Section 8. Cancellation and Destruction of Right Certificates.
All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company.

              Section 9. Reservation and Availability of Shares. (a) The Company covenants and agrees that, as soon as practicable following the first occurrence of an event referred to in Section 11(a)(ii)(A), (B) or (C) or in the first sentence of Section 13, it will take all such action as may be necessary (except as otherwise provided in Section 11(a)(iii) hereof) to cause to be reserved and kept available out of its authorized and unissued Shares or any Shares held in its treasury, the number of Shares that will be sufficient to permit the exercise in full of all outstanding Rights.
             (b) The Company shall use its best efforts, as soon as practicable following the first occurrence of an event referred to in Section 11(a)(ii)(A), (B) or (C) or in the first sentence of Section 13, to (i) file a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares purchasable upon exercise of the Rights (and, if legally required, the Rights themselves) on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of the Redemption Date or the Final Expiration Date. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statement and such application. Upon any such
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suspension, the Company shall issue a public announcement, and shall give simultaneous written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available and until any necessary registration statement has been declared effective. In the absence of actual written notice from the Company, the Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.
             (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable Shares, except as otherwise provided in Section 11(a)(iii).
             (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person
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other than, or the issuance or delivery of certificates for the Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

             Section 10. Record Date for Shares. Each person in whose name any certificate for Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Shares for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

             Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Shares (or fractions thereof) covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
                 (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on its outstanding Shares payable in Shares, (B) subdivide its outstanding Shares, (C) combine its outstanding Shares into a smaller number of Shares or (D) issue any shares of its capital stock in a reclassification of the Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the stock transfer books of the Company were open, he would have owned upon such exercise and been entitled
to   receive  by  virtue  of  such   dividend,   subdivision,   combination   or
reclassification. If an event occurs which would
require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to, Section 11(a)(ii).
                     (ii)      Subject to Section 24 hereof, in the
event
                             (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company or any of its Subsidiaries, and the Company or such Subsidiary shall be the continuing or surviving corporation of such merger or consolidation, and the Shares shall remain outstanding and unchanged, or (2) shall, in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for Shares or for securities exercisable for or convertible into Shares or otherwise obtain from the Company, with or without consideration, any additional Shares or other securities exercisable for or convertible into Shares (other than as a part of a pro rata distribution to all holders of such securities), or (3) shall sell, purchase, lease, exchange, acquire, mortgage, pledge, transfer or otherwise dispose of (in one transaction or a series of transactions), to, from or with the Company or any of the Company's Subsidiaries, other than incidental to the lines of business currently engaged in as of the date hereof between the Company and its Subsidiaries taken as a whole and such Acquiring Person or Associate or Affiliate, assets, or an interest therein, having an aggregate fair market value of more than $1 million, or (4) shall sell, purchase, lease, exchange, mortgage, acquire, pledge, transfer or otherwise dispose of (in one transaction or a series of transactions), to, from or with the Company or any of the Company's Subsidiaries, assets or an interest therein on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, or (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or
                             (B)   during such time as there is an
       Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions
       (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, or
                             (C)   any Person, alone or together with its
       Affiliates and Associates, shall at any time after the date of this Agreement become an Acquiring Person (subject to the exceptions and qualifications in the definition of such term set forth in Section 1(a) hereof), then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive (subject to Section 11(a)(iii) hereof), upon exercise thereof at a price equal to one hundred (100) times the product of the then current Purchase Price multiplied by the number of one one-hundredths of a Share for which a Right is then exercisable, in accordance with the terms of this Agreement, and in lieu of Shares otherwise issuable upon exercise of the Right, such number of Shares as shall equal the result obtained by (x) multiplying by one hundred (100) the product of the then current Purchase Price by the number of one one-hundredths of a Share for which a Right was exercisable immediately prior to the first occurrence of any one of the events listed above in this
Section 11(a)(ii), and dividing that resulting product by (y) 50% of the current per share market price of the Shares (determined pursuant to Section 11(d)) on the date of such first occurrence; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this subparagraph (ii).
                      (iii) In the event that there shall not be
sufficient authorized but unissued Shares (and authorized and issued Shares held in the treasury) not reserved for other purposes to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Shares for issuance upon exercise of the Rights; provided, however, that if the Company is unable to, or for any reason does not promptly, cause the authorization of a sufficient number of additional Shares, or is unable for any reason to issue Shares upon the exercise of the Rights as provided herein, then, in the event the Rights become exercisable as provided in Section 7(a), the Company, with respect to each Right and to the extent necessary under and permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which it is a party, shall make adequate provision to substitute for that number of the Shares as to which additional Shares have not been authorized for issuance or as to which it is constrained from issuing: (A) an amount in cash equal to the excess of (1) the product of (x) the number of Shares as to which the Right would otherwise be exercisable pursuant to Section 11(a)(ii), multiplied by (y) the current market price (determined pursuant to Section 11(d)) per Share on the date on which the applicable event set forth in Section 11(a)(ii) occurs (such product being hereinafter referred to as the "Current Value"), over (2) the Purchase Price, in lieu of issuing Shares and requiring payment therefor, (B) debt or equity securities (other than Shares) having a value equal to the Current Value, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company, and requiring the payment of the Purchase Price, or (C) any combination of cash, property, common share equivalents (securities having the same value as the Shares) and/or other securities having the requisite value pursuant to Section 11 as determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company and requiring the payment of all or any requisite portion of the Purchase Price; provided further, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (A), (B) or (C) above within 60 days following the date of the occurrence of the applicable event listed in Section 11(a)(ii), then the Company, as liquidated damages and in complete satisfaction of all claims and liabilities that may arise in favor of the holders of the Rights as a result of not having made such adequate provision, shall be obligated to deliver cash in accordance with clause (A) above. To the extent that the Company determines that some action need be taken pursuant to clause (A), (B) or (C) of the first proviso to the first sentence of this Section 11(a)(iii), the Company may suspend the exercisability of the Rights for a period of up to 60 days following the date of the occurrence of the applicable event listed in Section 11(a)(ii)(A), (B) or (C), in order to decide the appropriate form of distribution to be made pursuant to such first proviso and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement, and shall give simultaneous written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended.
                 (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of its Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Shares or securities convertible into Shares at a price per Share (or having a conversion price per share, if a security convertible into Shares) less than the then current per share market price of the Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date plus the number of Shares which the aggregate offering price of the total number of Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Shares of the Company outstanding on such record date plus the number of additional Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
                 (c) In case the Company shall fix a record date for the making of a distribution to all holders of its Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Shares (as defined in Section 11(d)) on such record date, less the fair market value
(as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Share and the denominator of which shall be such current per share market price of the Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.
              (d) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this
Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York
Stock Exchange or, if the Security is not listed or
admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations Systems ("NASDAQ") or such other similar system as may then be in use, or, if on any such date the Security is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If no such market maker is making a market in the Security, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the
Security is not listed or admitted to trading on any national securities exchange, a Business Day.
             (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a Share or to the nearest one ten-thousand of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) 3 years from the date of the transaction which requires such adjustment or (ii) the Final Expiration Date.
             (f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Section 11(a) through (c), (h) and (i), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Shares shall apply on like terms to any such other shares.
             (g)  All Rights originally issued by the Company  subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Share or other capital stock or securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
             (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Share (calculated to the nearest one one-hundredth of a Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
             (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one tenthousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be  registered  in the names of the  holders of record of
Right Certificates on the record specified in the public announcement.
             (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Share which were expressed in the initial Right Certificates issued hereunder.
             (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at such adjusted Purchase Price.
             (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Shares or other capital stock or securities upon the occurrence of the event requiring such adjustment.
             (m)   Anything   in   this   Section   11  to   the   contrary
notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (A) any consolidation or subdivision of the Shares, (B) issuance wholly for cash of any Shares at less than the current market price, (C) issuance wholly for cash of Shares or securities which by their terms are convertible into or exchangeable for Shares, (D) dividends on Shares payable in Shares, or (E) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Shares shall not be taxable to such holders.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such Certificate and on any adjustment therein contained.

         Section  13.  Consolidation,  Merger  or Sale or  Transfer  of
Assets or Earning Power. In the event that, on or following the Shares Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to one hundred (100) times the product of the then current Purchase Price multiplied by the number of one one-hundredths of a Share for which a Right is then exercisable, in accordance with the terms of this Agreement, and in lieu of Shares otherwise issuable upon exercise of the Right, such number of Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (x) multiplying by one hundred (100) the product of the then current Purchase Price by the number of one one-hundredths of a Share of the Company for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer (such number of shares to be appropriately adjusted in a manner analogous to the applicable adjustment to the Purchase Price provided for in
Section 11 in the event that during the two-year period after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 11 hereof shall have occurred with respect to such Shares); (B) the issuer of such Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section
13. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any such supplemental agreement which, in the reasonable opinion of the Rights Agent, materially adversely alters the rights or duties of the Rights Agent.

         Section 14. Fractional Rights and Fractional Shares. (a) The
Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other similar system as may then be in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
             (b) The Company shall not be required to issue fractions of Shares (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Share) upon exercise of the Rights or to distribute certificates which evidence fractional Shares (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Share). Fractions of Shares in integral multiples of one one-hundredth of a Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Shares represented by such depositary receipts. In lieu of fractional Shares that are not one one-hundredth or integral multiples of one one-hundredth of a Share, the Company shall pay to the registered holders of Right
Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Share. For purposes of this Section 14(b), the current market value of a Share shall be the closing price of a Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.
             (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Shares, capital stock equivalents or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such Shares, capital stock equivalents or other securities.

In lieu of fractional shares or units of such Shares, capital stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Shares, capital stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-hundredth of a Share.
             (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional Shares upon exercise of a Right (except as provided above).

             Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Shares), may, in his own behalf and for his own benefit, enforce, institute and maintain any suit, action or proceeding against the

Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

             Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Shares;
                  (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;
                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and
                  (d)   notwithstanding   anything  in  this  Agreement  to  the
contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

             Section 17. Right Certificate Holder Not Deemed a Shareholder.
No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

             Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing by the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability in the premises.
             The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper person or persons and, where necessary, verified or acknowledged.
             The provisions of the first paragraph of this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.

             Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
             In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the counter signature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

             Section  20.  Duties  of  Rights   Agent.   The  Rights  Agent
undertakes the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
                  (a)  The Rights Agent may consult with legal counsel of
its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the
Chairman, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
                  (c)  The Rights Agent shall be liable hereunder to the
Company and any other Person only for its own negligence, bad faith or willful misconduct.
                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
                  (e)  The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.
                  (f)  The  Company  agrees  that  it  will  perform,   execute,
acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instrument and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman, the President, any

Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
                  (h) Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.
                  (i) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not

Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
                  (j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection thereof.
                  (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
                  (l) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase (as the case may be), each as set forth in Exhibit A, has not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent need not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                  (m) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certificate appended to the form of assignment relating to beneficial ownership and the form of election to purchase, each as set forth in Exhibit A, unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non- execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.
                  (n) The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer generally of the Right Certificates.

             Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Shares by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights

Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the Rights Agent until a successor Rights Agent has been appointed and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation, organized and doing business under the law of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure, to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

             Section 22. Issuance of New Right Certificates.
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, subject to Section 4 hereof, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

             Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., New York City time, on the earlier of (i) the Close of Business on the tenth day following the Shares Acquisition Date (or such later date as the Board of Directors then in office may determine), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if, following the occurrence of a Shares

Acquisition Date and following the expiration of the right of redemption hereunder but prior to any event referred to in Section 11(a)(ii)(A) or (B) or in the first sentence of Section 13, each of the following shall have occurred and remain in effect: (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Shares in a transaction, or series of transactions, which did not result in the occurrence of an event referred to in Section 11(a)(ii)(A) or (B) or in the first sentence of Section 13, such that such Person is thereafter a Beneficial Owner of less than 10% of the Shares, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and
(iii) the transfer or other disposition described in clause (i) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder. Anything to the contrary herein contained notwithstanding, no payment shall be made to any holder of Rights being redeemed if such payment would be less than $1.00 unless such holder expressly requests such payment. The failure to make any such payment of less than $1.00 in the absence of a request therefor shall not affect the redemption of the Rights involved.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subsection (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of such redemption; provided, however, that the failure to give such notice shall not affect the validity of such redemption. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights pursuant to subsection (a) of this Section 23, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the purchase of Shares prior to the Distribution Date.

             Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Shares at an exchange ratio of one Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such person, becomes the Beneficial Owner of 50% or more of the Shares then outstanding.
                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
                  (c) In the event that there shall not be sufficient Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Shares for issuance upon exchange of the Rights.
                  (d) The Company shall not be required to issue fractions of Shares or to distribute certificates which evidence fractional Shares. In lieu of such fractional Shares, the Company shall pay to the registered holders of the Right Certificates, with regard to which such fractional Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Share. For the purposes of this subsection (e), the current market value of a whole Share shall be the closing price of a Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the

Trading Day immediately  prior to the date of exchange  pursuant to this Section
24.

             Section 25. Notice of Certain Events. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of the Shares or to make any other distribution to the holders of the Shares (other than a regular quarterly cash dividend) or (b) to offer to the holders of the Shares rights or warrants to subscribe for or to purchase any additional Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of the Shares (other than a reclassification involving only the subdivision of outstanding Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Shares, whichever shall be the earlier.

             Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           SIGCORP, Inc.
                           20 N.W. Fourth Street
                           Evansville, Indiana  47741-0001
                           Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Continental Stock Transfer
                             & Trust Company
                           2 Broadway
                           New York, New York 10004

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

             Section 27. Supplements and Amendments. Prior to the earlier of the Distribution Date or the Shares Acquisition Date, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates. From and after the earlier of the Distribution Date or the Shares Acquisition Date, the Company may from time to time supplement or amend this Agreement without the approval of any holders of the Rights in order (i) to cure any ambiguity, (ii) to correct, or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement, and which shall not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the earlier of the Shares Acquisition Date or the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

              Section 28.  Successors.  All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

              Section 29. Benefits of this Agreement. Nothing in this
Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Shares).

              Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

             Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

             Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

             Section 33.  Descriptive Headings.  Descriptive
headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

             Section 34.  Determinations and Actions by the Board of
Directors, Etc. For all purposes of this Agreement, any calculation of the number of Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (a) to interpret the provisions of this Agreement, and (b) to make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board to any liability to the holders of the Rights.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[Seal]

Attest:                                   SIGCORP, INC.

By /s/ A. E. Goebel                       By /s/ R. G. Reherman
   ___________________                       ______________________
   Name:  A. E. Goebel                       Name:   R. G. Reherman
   Title: Secretary                          Title:  President

[Seal]

Attest:                                   CONTINENTAL STOCK TRANSFER
                                          & TRUST COMPANY

By /s/ Thomas Jennings                    By /s/ Joseph Raitano
   ___________________                       ______________________
   Name:  Thomas Jennings                 Name:  Joseph Raitano
   Title: Assistant Secretary             Title: Executive Vice President

                                             Exhibit A



                          [Form of Right Certificate]

                                 SIGCORP, Inc.



Certificate No. R-                                            Rights



                      NOT EXERCISABLE AFTER THE EARLIEST OF (1) DECEMBER 31, 2005 (2) REDEMPTION AND (3) EXCHANGE. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT


                               Right Certificate

             This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 31, 1995 (the "Rights Agreement"), between SIGCORP, INC., an Indiana corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City, time, on December 31, 2005 at the principal corporate trust office of the Rights Agent, or at the office of its successor as Rights Agent, 1/100th of one fully paid nonassessable share of Common Stock, without par value (a "Share"), of the Company, at a purchase price of $.65 per 1/100th of a Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of 1/100th's of a Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 31, 1995, based on the Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of 1/100th's of a Share or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

             This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of the rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

             If  the  Rights  evidenced  by  this  Right   Certificate  are
beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such event.

             This  Right   Certificate,   with  or  without   other   Right
Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of 1/100th's of a Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

             Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be required to be exchanged for Shares on a one for one basis, as adjusted pursuant to the provisions of the Rights Agreement, or may, but are not required to, be redeemed by the Company at a redemption price of $.01 per Right. No payment of less than $1.00 shall be sent upon redemption unless expressly requested by the holder hereof.

             No fractional Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are 1/100th or integral multiples of 1/100th of a Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

             No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Shares which may at any time be issuable on the exercise hereof, or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company of any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

             This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.


             WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated:            ________________, ______.


ATTEST:                                        SIGCORP, INC.


_________________________                      By _________________________
                                                  Name:
                                                  Title:


Countersigned:

-----------------------------------


By ________________________________
        Authorized Signatory


Date of countersignature:

                  [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT


                       (To be executed by the registered
       holder if such holder desires to transfer the Right Certificate.)


      FOR VALUE RECEIVED _________________________________
hereby sells, assigns and transfers unto ______________________

                 (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: ______________________, _____


                                   ------------------------------
                                            Signature


Signature Guaranteed:

            [Form of Reverse Side of Right Certificate -- continued]

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise the rights represented by
                            the Right Certificate.)

To SIGCORP, Inc.

             The  undersigned   hereby   irrevocably   elects  to  exercise
______________________________ Rights represented by this Right Certificate to purchase the Shares issuable upon the exercise of such Rights and requests that certificates for such Shares be issued in the name of:

Please insert social security
or other taxpayer identifying number
------------------------------------------------------------
                        (Please print name and address)
------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other taxpayer identifying number

-------------------------------------------------------------
                        (Please print name and address)
-------------------------------------------------------------


Dated: ________________, _______


                                               -------------------------------
                                                       Signature

Signature Guaranteed:

                                     NOTICE


             The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                  CERTIFICATE


             The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights  Certificate
         [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                 ,




                                   Signature


Signature Guaranteed:

                                                             EXHIBIT B







                      SUMMARY OF RIGHTS TO PURCHASE SHARES


             On December 19, 1995 the Board of  Directors of SIGCORP,  Inc.
(the "Company") authorized a Rights Agreement for shareholders under which one share purchase right (a "Right") attaches to each outstanding share of Common Stock, without par value (the "Shares"), of the Company. Each Right entitles the registered holder to purchase from the Company 1/100th of one Share at a price of $.65 per 1/100th of one Share (the "Purchase Price"), subject to adjustment. The description and terms of the rights are set forth in the Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agent").

             Until  the   earlier  of  (i)  10  days   following  a  public
announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Shares (the date of such public announcement being called the "Shares Acquisition Date") or (ii) 10 days following the commencement or announcement of an intention to make a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would become an Acquiring Person (the earlier of such days being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Share certificates, by such Share certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Shares. Until the Distribution Date (or earlier redemption, termination or expiration of the Rights), Share certificates will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, termination or expiration of the Rights), the surrender for transfer of any certificates for Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Shares represented by such certificate.

             As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

             The Rights are not exercisable until the Distribution Date. The Rights will expire December 31, 2005 unless the Rights are earlier redeemed by the Company or exchanged for Shares, in each case as described below.

             The Purchase Price payable, and the number of 1/100th's of a Share or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Shares,
(ii) upon the grant to holders of the Shares of certain rights or warrants to subscribe for or purchase Shares at a price, or securities convertible into Shares with a conversion price, less than the then current market price of the Shares or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Shares) or of subscription rights or warrants (other than those referred to above).

             In the event that (i) the Company is involved in certain mergers or other business combination transactions, (ii) any person becomes an Acquiring Person or (iii) an Acquiring Person engages in one or more self-dealing transactions with the Company, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at 100 times the then current exercise price of the Right, that number of shares of common stock of the Company or of the acquiring company, as the case may be, which at the time of such transaction will have a value double the amount of such purchase price.

             Any Rights that are or were beneficially owned at any time on or after the Distribution Date by an Acquiring Person shall become null and void upon the occurrence of any event described in the preceding paragraph and no holder of such Rights shall have any right with respect to such Rights from and after the occurrence of any such event.

             With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Shares will be issued (other than fractions which are 1/100th or integral multiples of 1/100th of a Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Shares on the last trading day prior to the date of exercise.

             At any time prior to the 10th day following the Shares Acquisition Date (unless extended by the Board of Directors), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Payments of less than $1.00 will be sent upon redemption to holders of the Rights only if the particular holder entitled to the payment specifically requests that the payment be sent. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

             After the Distribution Date and prior to the time an Acquiring Person has acquired 50% or more of the then outstanding Shares, the Board of Directors of the Company may require that some or all of the Rights be exchanged on a one for one basis (subject to adjustment for stock splits, stock dividends and other similar transactions) for Shares. To the extent that Rights are required to be exchanged for Shares, the right to exercise those Rights will terminate and the only right of the holder thereof will be to exchange those Rights for Shares.

             Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

             Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

             A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-B. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

                                 SIGCORP, Inc.


                                      and

                  Continental Stock Transfer & Trust Company,

                                  Rights Agent

                                Rights Agreement

                         Dated as of December 31, 1995

                               TABLE OF CONTENTS


                                                                       Page

Section 1.  Certain Definitions......................................... 1

Section 2.  Appointment of Rights Agent................................. 6

Section 3.  Issue of Right Certificates................................. 6

Section 4.  Form of Right Certificates.................................. 9

Section 5.  Countersignature and Registration........................... 11

Section 6.  Transfer, Split Up, Combination and Exchange of
                    Right Certificates; Mutilated, Destroyed, Lost
                    or Stolen Right Certificates........................ 12

Section 7.  Exercise of Rights; Purchase Price; Expiration
                    Date of Rights...................................... 13

Section 8.  Cancellation and Destruction of Right
                    Certificates........................................ 18

Section 9.  Reservation and Availability of Shares...................... 18

Section 10.  Record Date for Shares..................................... 21

Section 11.  Adjustment of Purchase Price, Number of Shares
                     or Number of Rights................................ 21

Section 12.  Certificate of Adjusted Purchase Price or
                     Number of Shares................................... 36

Section 13.  Consolidation, Merger or Sale or Transfer of
                     Assets or Earning Power............................ 36

Section 14.  Fractional Rights and Fractional Shares.................... 39

Section 15.  Rights of Action........................................... 42

Section 16.  Agreement of Right Holders................................. 43

Section 17.  Right Certificate Holder Not Deemed a
                     Shareholder........................................ 44

Section 18.  Concerning the Rights Agent................................ 45

Section 19.  Merger or Consolidation or Change of Name of
                     Rights Agent....................................... 46

Section 20.  Duties of Rights Agent..................................... 47

Section 21.  Change of Rights Agent..................................... 52

Section 22.  Issuance of New Right Certificates......................... 54

Section 23.  Redemption................................................. 54

Section 24.  Exchange................................................... 56

Section 25.  Notice of Certain Events................................... 59

Section 26.  Notices.................................................... 60

Section 27.  Supplements and Amendments................................. 61

Section 28.  Successors................................................. 62

Section 29.  Benefits of this Agreement................................. 62

Section 30.  Severability............................................... 62

Section 31.  Governing Law.............................................. 63

Section 32.  Counterparts................................................63

Section 33.  Descriptive Headings........................................63

Section 34.  Determinations and Actions by the Board of
                     Directors, Etc......................................63

                                               EXHIBIT 21.1


                                 SIGCORP, INC.

                         SUBSIDIARIES OF THE REGISTRANT

       Southern Indiana Gas and Electric Company, Incorporated in Indiana